UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 31, 2007

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

2801 80th Street, Kenosha, WI  53143

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment
                        of Certain Officers; Compensatory Arrangements of Certain Officers

Susan F. Marrinan, the Vice President, Secretary and Chief Legal Officer of Snap-on Incorporated (“Snap-on” or the “Company”) and one of Snap-on’s named executive officers, intends to retire from the Company on May 31, 2008.  On August 31, 2007, Snap-on entered into a letter agreement (the “Agreement”) with Ms. Marrinan regarding her retirement from the Company.

Pursuant to the Agreement, Ms. Marrinan will remain in her current position through November 30, 2007, or such other date as specified (the “Active Employment Period”).  After such time, Ms. Marrinan is expected to provide transitional legal advisory services, as requested by the Company, through May 31, 2008 (the “Inactive Employment Period”).  The transitional legal advisory services are expected to involve those areas and matters in which Ms. Marrinan is involved prior to the commencement of the Inactive Employment Period and assistance in transitioning management of the Company’s legal department.

The Company is in the process of beginning its search for Ms. Marrinan’s successor.

During the Inactive Employment Period, provided that Ms. Marrinan executes a waiver and release, all of the benefits relating to Ms. Marrinan’s employment with the Company will remain unchanged; however, she will not participate in any of the Company’s 2008 incentive compensation programs or stock option grants.

Provided that Ms. Marrinan executes a waiver and release following her retirement date, Ms. Marrinan will receive the following additional benefits: an amount equal to the number of weeks of her current annualized base salary determined by subtracting from 52 weeks the number of weeks of her current annualized base salary paid during the Inactive Employment Period; continuation of health and dental insurance for a period of up to 18 months; and the payment of any premiums (until age 65) under the Company’s retiree health coverage.

The Agreement supersedes, among other things, the letter agreement between the Company and Ms. Marrinan, dated September 18, 1990.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibits:

Exhibit No.	Description
10.1	Letter Agreement dated August 2, 2007 and accepted on August 31, 2007, between Snap-on and Susan F. Marrinan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: September 7, 2007	By:	/s/ Susan F. Marrinan
Susan F. Marrinan, Vice President,
Secretary and Chief Legal Officer

EXHIBIT INDEX:

Exhibit No.	Description
10.1	Letter Agreement dated August 2, 2007 and accepted on August 31, 2007, between Snap-on and Susan F. Marrinan.